EXHIBIT 10.20

                          Dated as of October 15, 1996


Tekno Simon LLC
115 West Washington Street
Indianapolis, Indiana 46204

         RE:  AMENDMENT TO PREFERRED STOCK PURCHASE AGREEMENT

Ladies and Gentlemen:

         Reference is made to that certain Preferred Stock Purchase Agreement dated as of November 8, 1995 (the "Purchase Agreement") between Tekno Simon LLC (the "Purchaser") and Big Entertainment, Inc. (the "Company"). The parties wish to amend certain terms and conditions of the Purchase Agreement as follows:

         1. As of the date of this letter, the parties acknowledge that pursuant to the Purchase Agreement, the Purchaser has purchased an aggregate of 217,600 shares of the Company's Series A Variable Rate Convertible Preferred Stock, par value $.01 per Share (the "Series A Preferred Stock") for aggregate consideration of $1,360,000. The parties further acknowledge that an aggregate of $640,000 in stock purchases for the funding of eight Entertainment Kiosks is presently available pursuant to the terms of the Purchase Agreement.

         2. (a) Commencing with the date hereof, in lieu of purchasing Series A Preferred Stock pursuant to the Purchase Agreement, the Purchaser shall purchase shares of the Company's Series B Variable Rate Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"). The terms of the Series B Preferred Stock shall be identical to that of the Series A Preferred Stock except that the Initial Stated Value of the Series B Preferred Stock shall be $5.375 per share (the "Initial Stated Value"). In addition, each Installment of Series B Preferred Stock for which a Closing is held following an Installment Event shall consist of 14,884 shares of Series B Preferred Stock. The purchase price for each share of Series B Preferred Stock shall be $5.375 per share. The Initial Stated Value, number of shares issuable to the Purchaser and the purchase price for each share shall be subject to adjustment as provided in section (b) below.

         (b) On the earlier to occur of March 31, 1997 or the Closing of the 25th Installment under the Purchase Agreement, the Stated Value of the Series B Preferred Stock shall be adjusted (the "Final Stated Value") so that it shall equal the average of the Subsequent Stated Values determined at the time of each Closing, but in no event greater than $6.25 per share or less than $4.50 per share. As used herein, the "Subsequent Stated Value" for a Closing shall equal the average of closing bid price for the Company's Common Stock during the 20 trading days prior to the date of each Closing. In addition to the foregoing, once the Final Stated Value has been determined, within ten business days thereof, the Company shall issue to the Purchaser such additional number of shares of Series B Preferred Stock as shall equal (i) the total purchase price paid by the Purchaser for the Series B Preferred Stock dividend by the Final Stated Value, minus (ii) the number of shares of Series B Preferred Stock previously issued to the Purchaser. The Purchaser shall have the same registration rights under the Securities Act with respect to the shares of Series B Preferred Stock and shares of Common Stock issurable upon conversion


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Tekno Simon LLC
October 15, 1996
Page 2

of and as dividends on the Series B Preferred Stock as the Purchaser has with respect to the shares of Series A Preferred Stock and shares of Common Stock issuable or issued upon conversion of and as dividends on the Series A Preferred Stock. The existing Registration Rights Agreement between the parties shall be applicable to all the foregoing registration rights.

              (c) The Purchaser hereby consents to the filing of an amendment or amendments to the Company's Articles of Incorporation (i) reducing the number of shares of Series A Preferred Stock authorized to 217,600 shares and (ii) effecting the adjustments to the Series B Preferred Stock described in subsection (b) below.

              (d) All references to Preferred Stock in the Purchase Agreement shall mean Series A Preferred Stock and/or Series B Preferred Stock, as applicable.

         3. Section 3 of the Purchase Agreement is hereby amended to extend the latest date on which an Installment Event can occur from December 31, 1996 to March 31, 1997.

         4. Except as amended hereby, the Purchase Agreement is ratified, approved and confirmed in all respects.

         5. All terms not specifically defined herein shall have the meanings set forth in the Purchase Agreement.

         If the foregoing correctly sets forth our understanding, please so indicate by signing and returning a copy of this letter.

                                              Very truly yours,

                                              BIG ENTERTAINMENT, INC.



                                              By: /s/ MITCHELL RUBENSTEIN
                                                 ----------------------------
                                                   Mitchell Rubenstein,
                                                   Chairman of the Board


ACCEPTED and AGREED to, this
21st day of October, 1996.

TEKNO SIMON LLC



By: /s/ MELVIN SIMON
     Name: Melvin Simon
     Title: Member